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EXHIBIT 10.60
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AGREEMENT NOT TO COMPETE

THIS AGREEMENT NOT TO COMPETE is entered into by and among USURF America, Inc., a Nevada corporation ("Parent"), USURF America (Alabama), Inc., an Alabama corporation ("Acquiror"), and Knud Nielsen, III ("Shareholder").

WHEREAS, Parent, Acquiror, Net 1, Inc., an Alabama corporation ("Target"), Gary Stanley and Shareholder are parties to an Agreement and Plan of Reorganization (the "Reorganization Agreement"); and

WHEREAS, as a condition to the Reorganization Agreement, Shareholder has agreed to sign and be bound by this Agreement Not to Compete; and

	NOW, THEREFORE, for and in consideration of the covenants and agreements of Parent and Acquiror contained in the Reorganization Agreement and the agreements executed pursuant thereto, the parties agree as follows:

	Section 1. Covenant Not to Compete. Shareholder acknowledges that, as an owner of Target, Shareholder has been involved, on a high level, in the development, implementation and management of the business strategies and plans of Target, and has received information relating to the national and international business strategies of Parent, Acquiror and the sister corporation of Acquiror, CyberHighway, Inc., and such other business, units, divisions, subsidiaries or other entities of Parent and Acquiror.
By virtue of Shareholder's unique and sensitive position and special background, employment of Shareholder by a competitor of Parent, Acquiror and/or Target represents a serious competitive danger to Parent and Acquiror, and the use of Shareholder's talent and knowledge and information about the business, strategies and plans of Parent can and would constitute a valuable competitive advantage over Parent, Acquiror and/or Target. In view of the foregoing, Shareholder covenants and agrees that, for a period of one year after the closing date under the Reorganization Agreement, Shareholder will not engage or be engaged, in any capacity, directly or indirectly, including, but not limited to, as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity engaged in competition with any business conducted by Parent, Acquiror and/or Target as of the closing date under the Reorganization Agreement. If any court determines that this Agreement Not to Compete, or any part hereof, is unenforceable because the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

	Section 2. Continuing Obligations. Shareholder agrees that, during the term of this Agreement, Shareholder shall keep Parent informed of the identification of Shareholder's employer and the nature of such employment or of Shareholder's self-employment. Parent agrees that, within fifteen days after receiving notice pursuant to this Section 2 of the identification of the prospective employer, the nature of the employment or self-employment or any change therein, Parent will advise Shareholder as to whether, in the opinion of Parent, such employment constitutes a violation of Section 1 hereof.

	Section 3. Injunctive Relief. Shareholder acknowledges that the violation of the covenants contained in this Agreement would be detrimental and cause irreparable injury to Parent, Acquiror and/or Target and their affiliates which could not be compensated by money damages. Shareholder agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consents to the entry of an appropriate judgment enjoining Shareholder from violating these provisions in the event there is a find of their breach.

	Section 4. Severability of Covenants. Each of the covenants contained in this Agreement are independent covenants, which may be available to or relied upon by Parent, Acquiror and/or Target and their affiliates in any court of competent jurisdiction. If any one of the separate and independent covenants shall be deemed to be unenforceable under the laws of any state of competent jurisdiction, each of the remaining covenants shall not be affected thereby. Notwithstanding the provisions of this Section 4, it is understood that every benefit received by Shareholder by virtue of this Agreement and the Reorganization Agreement is consideration for each separate covenant contained herein.

	Section 5. Governing Law. This Agreement shall be governed by the laws of the State of Alabama.

	Section 6. Other Remedies. The undertakings herein shall not be construed as any limitation upon the remedies Employer might, in the absence of this Agreement, have at law or in equity.

	INTENDING to be legally bound hereby, Parent, Acquiror and Shareholder hereby duly execute this Agreement Not to Compete on the date indicated below.

                             USURF AMERICA, INC.



Date: August 23, 1999        By: /s/ David M. Loflin
                                 David M. Loflin
                                 President

                             USURF AMERICA (ALABAMA), INC.



Date: August 23, 1999        By: /s/ Waddell D. Loflin
                                 Waddell D. Loflin
                                 Chief Executive Officer


Date: August 23, 1999            /s/ Knud Nielsen, III
                                 Knud Nielsen, individually